Exhibit 99.1
Phoenix Announces Agreement to Be Acquired by Marlin Equity Partners for
$3.85 per Share in Cash
MILPITAS, Calif., Aug. 17, 2010 — Phoenix Technologies Ltd. (Nasdaq: PTEC), the global leader in core systems software (CSS), today announced it has entered into a definitive merger agreement with affiliates of Marlin Equity Partners (“Marlin”) under which Marlin will acquire all outstanding shares of Phoenix Technologies Ltd. (“Phoenix”) common stock for $3.85 per share in cash (the “Marlin Agreement”), or approximately $139 million in total consideration. The Marlin Agreement was unanimously approved by the Board of Directors of Phoenix.
The purchase price represents a premium of approximately 27% over Phoenix’s closing share price of $3.02 on August 17, 2010, the last trading day prior to the public announcement of Marlin’s proposal to acquire Phoenix for $3.85 per share in cash, and a premium of approximately 25% over Phoenix’s average closing share price for the 30 trading days ending on August 17, 2010.
Jeff Smith, Chairman of the Board of Directors of Phoenix, said, “Our agreement with Marlin provides an all-cash premium to our stockholders and reflects Marlin’s strong commitment to the transaction. Throughout this process, our Board has been steadfastly committed to maximizing stockholder value and we are proud of the value we have delivered to our stockholders. We look forward to working with Marlin to ensure a smooth transition and complete the transaction as expeditiously as possible.”
“The transaction with Marlin is a testament to our great employees, long-standing customer relationships and significant intellectual property, and speaks to our overall leadership position in the CSS marketplace,” said Tom Lacey, Chief Executive Officer of Phoenix. “This transaction is compelling for our company, customers, partners, and employees and we look forward to benefiting from Marlin’s expertise and resources as we continue to execute and deliver innovative products and solutions to our customers.”
Nick Kaiser, Partner of Marlin Equity Partners, said, “We are pleased the Phoenix Board of Directors concluded that Marlin’s agreement provides the best path forward for all of the Company’s constituents, including its employees and valued customers. We believe that Phoenix is an outstanding company with a compelling product offering and bright future. Marlin’s financial resources and operational expertise will allow Phoenix to continue to build on its market-leading position. We look forward to working closely with Phoenix’s management team, employees, customers, partners and suppliers upon completion of the transaction.”
The transaction is subject to customary closing conditions, including the approval of Phoenix’s stockholders. There is no financing condition to the transaction.
RBC Capital Markets Corporation is acting as financial advisor to the Board of Phoenix and Morgan, Lewis & Bockius LLP is acting as Phoenix’s legal advisor. Pepper Hamilton LLP is acting as Marlin’s legal advisor.
Conference Call

President and Chief Executive Officer Tom Lacey and Chief Financial Officer Robert Andersen will host an investment community conference call on Wednesday, August 18th beginning at 2:00 p.m. Pacific time (5:00 p.m. Eastern time) to discuss the proposed merger transaction. To participate in the conference call, please dial 1-877-941-2321 or 1-480-629-9714. Investors may also access a live audio web cast of this conference call on the investor relations section of the Company’s website at http://investor.phoenix.com/webcasts.cfm.
A replay of the webcast will be available approximately two hours after the conclusion of the call and will remain available for 90 calendar days. An audio replay will also be available approximately one hour after the conclusion of the call and will be made available through Tuesday, August 31, 2010. The audio replay can be accessed by dialing 1-800-406-7325 or 1-303-590-3030 and entering access ID number 4353359.
About Marlin Equity Partners
Marlin Equity Partners is a Los Angeles-based private investment firm with over $1 billion of capital under management. The firm is focused on providing corporate parents, shareholders and other stakeholders with tailored solutions that meet their business and liquidity needs. Marlin invests in businesses across multiple industries that are in the process of undergoing operational, financial or market-driven change where Marlin’s capital, industry relationships and extensive operational capabilities significantly strengthens a company’s outlook and enhances value. Since its inception, Marlin, through its group of funds and related companies, has successfully completed over 35 acquisitions. For more information, please visit www.marlinequity.com.
About Phoenix Technologies Ltd.
Phoenix Technologies Ltd. (Nasdaq: PTEC), the leader in core systems software products, services and embedded technologies, pioneers open standards and delivers innovative solutions that enable the PC industry’s top system builders and specifiers to differentiate their systems, reduce time-to-market and increase their revenues. The Company’s flagship products — Phoenix SecureCore Tiano™ and Embedded BIOS® — are revolutionizing the PC user experience by delivering unprecedented performance, security, reliability, continuity, and ease-of-use. The Company established industry leadership and created the PC clone industry with its original BIOS product in 1983. Phoenix has over 200 technology patents issued and pending, and has shipped firmware in over one billion systems. Phoenix is headquartered in Milpitas, California with offices worldwide. For more information, visit http://www.phoenix.com.
Phoenix, Phoenix Technologies, Phoenix SecureCore Tiano, Embedded BIOS and the Phoenix Technologies logo are trademarks and/or registered trademarks of Phoenix Technologies Ltd. All other marks are the marks of their respective owners.
Forward- Looking Statements
The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties. Phoenix’s ability to complete the proposed transaction is dependent upon stockholder approval and other customary closing conditions, not all of which are entirely within the control of Phoenix or Marlin. Phoenix’s ultimate ability to execute its strategies, compete effectively and achieve long-term success is subject to a variety of uncertainties and factors. Additional information concerning those factors is set forth in

Phoenix’s periodic filings with the Securities and Exchange Commission including, but not limited to, those appearing under the caption “Risk Factors” in Phoenix’s most recent Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. Actual results, events, and performance may differ materially. Readers are cautioned not to place undue relevance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Phoenix does not intend to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated events.
Additional Information and Where to Find It
In connection with the proposed transaction, Phoenix will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Phoenix at the Securities and Exchange Commission’s website at www.sec.gov. The proxy statement and other relevant documents may also be obtained for free from Phoenix by directing such request to Phoenix Technologies Ltd., c/o Investor Relations, 915 Murphy Ranch Rd., Milpitas, CA, telephone: (408) 570-1000.
Phoenix and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Certain information regarding the interests of such directors and executive officers is included in the Phoenix Proxy Statement for its 2010 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on December 30, 2009, and information concerning all of the Phoenix participants in the solicitation will be included in the proxy statement relating to the proposed merger when it becomes available. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission’s website at www.sec.gov and from Phoenix Technologies Ltd., c/o Investor Relations, 915 Murphy Ranch Rd., Milpitas, CA, telephone: (408) 570-1000.
Contacts:
Phoenix Technologies Ltd.
Robert Andersen
Chief Financial Officer
Tel: 408-570-1000
The Piacente Group, Inc.
Investor Relations
Brandi Floberg
Tel. 1-212-481-2050
phoenix@thepiacentegroup.com